Exhibit 10.1

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (“Agreement”) is made and entered into by and between MATHIAS J. BARTON, on behalf of himself, and his heirs, estate, executors, administrators, representatives, successors and assigns (hereinafter collectively referred to as “Executive”) and DORMAN PRODUCTS, INC., a Pennsylvania corporation (the “Company”), on behalf of itself and its present, past and future parent corporations, subsidiaries, affiliates, officers, directors, agents, employees and/or any other related entity.

WHEREAS, Executive has been employed by the Company as the Chief Executive Officer; and

WHEREAS, Executive is retiring and resigning from the Company’s employ; and

WHEREAS, the Company desires to provide certain benefits to Executive upon his resignation in exchange for Executive’s transition assistance and a release and waiver of claims.

Intending to be legally bound hereby and in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.	Separation

Executive hereby resigns as an officer and as an employee of the Company and as an officer, director and from any other positions held by Executive in the Company’s subsidiaries effective at the close of business on December 31, 2018 (hereinafter the “Separation Date”), and Executive’s employment with the Company and its subsidiaries will terminate as of such date.

2.	Consideration; Equity Treatment

(a)    In exchange for and in consideration of Executive’s promises and obligations in this Agreement including the release of claims set forth below and in the attached Exhibit A, provided that Executive (w) remains employed with the Company through the Separation Date and is not terminated for Cause by the Company under Section 5.1.5 of his employment agreement with the Company, dated December 28, 2015 (“Employment Agreement”), (x) complies with all of his obligations under this Agreement, (y) complies with all of his covenants and obligations under the Employment Agreement, including without limitation, the covenants and obligations under Section 6 (Negative Covenants of the Executive) of the Employment Agreement, and (z) no earlier than January 1, 2019, and no later than January 31, 2019 executes and delivers to the Company the waiver and release in the attached Exhibit A (and does not revoke such waiver and release), the Company will provide the following to Executive:

(I)

payment of an amount equal to the annual performance-based cash award that would have been payable to Executive under the Company’s Executive Cash Bonus Plan with respect to fiscal 2018 (the “2018 Cash Bonus”) in the absence of Executive’s separation, such payment to be calculated in a similar manner, paid at the same time and in the same form as bonuses are paid to other executives under the Company’s Executive Cash Bonus Plan with respect to fiscal 2018, but in no event later than March 15, 2019;

(II)

the performance-based restricted stock award granted to Executive on February 12, 2016 (the “2016 Performance Award”) pursuant to the Company’s 2008 Stock Option and Stock Incentive Plan (the “2008 Plan”) will continue to vest after the Separation Date in accordance with the provisions of such award as if Executive had remained employed with the Company and dependent upon the extent that the performance measures applicable to such award are satisfied as certified by the Compensation Committee of the Board of Directors during the first quarter of fiscal 2019, calculated in a similar manner as those of other executives; and

Executive’s Initials: /s/ MJB

(III)	the Company will enter into the Consulting Services Agreement attached hereto as Exhibit B (“Consulting Agreement”).

(b)    Notwithstanding any provisions in the 2008 Plan or the applicable award agreements to the contrary, the Executive and the Company agree to the following treatment of Executive’s equity awards outstanding as of the Separation Date (other than the 2016 Performance Award which is subject to the treatment in 2(a)(II) above):

(I)

All outstanding stock options held by Executive under the 2008 Plan which have not vested as of the Separation Date will accelerate and vest immediately as of such date. The Executive may exercise all unexercised options for a 30-day period. All of Executive’s options will, to the extent not exercised, terminate 30 days after the Separation Date; and

(II)	All performance-based restricted stock awards issued to Executive in 2017 and in 2018 shall be forfeited as of the Separation Date.

(c)    Executive agrees that he will submit all vouchers for reasonable business expenses prior to his Separation Date or as soon thereafter as is practicable. Executive understands and agrees that, except as provided in the Consulting Agreement and normal and customary Dorman Board travel expenses, after his Separation Date Executive will no longer be authorized to incur any expenses, obligations, or liabilities on behalf of the Company.

3.	Return of Company Property

Not later than the Separation Date (or earlier if requested by the Company) Executive agrees to return to the Company all Company documents and property, which Executive received, obtained or prepared, or helped to prepare, in connection with Executive’s employment with the Company.

4.	All Compensation Due

Executive acknowledges and agrees that the consideration in paragraph 2 above constitutes the sole and exclusive consideration provided Executive under this Agreement, and that Executive is not entitled to this consideration if Executive does not sign this Agreement or if he does not execute (or revokes) Exhibit A. Executive further acknowledges and agrees that, other than (a) base salary and medical benefits to be provided between the date he signs this Agreement and the Separation Date, (b) the vesting of a time-based restricted stock award which will vest in accordance with its terms in December 2018, and (c) as required by the terms of any qualified retirement plan, non-qualified deferred compensation plan, or pursuant to COBRA, Executive has received all wages, bonuses, compensation, remuneration and all other monies due Executive arising out of, relating to, or resulting from Executive’s employment with the Company, including but not limited to all monies due Executive under any benefit plans established and/or maintained by the Company.

5.	Proprietary Company Information

In accordance with and to supplement the Employment Agreement, Executive acknowledges and affirms Executive’s continuing obligation to keep all Proprietary Company Information confidential and to not disclose it to any third party in the future. As used in this Agreement, the term “Proprietary Company Information” includes, but is not necessarily limited to, trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, client lists, business plans, marketing plans and strategies, pricing strategies, and technical, marketing, business, financial, or other information which constitutes trade secret information or information not available to competitors of the Company or subject matter pertaining to any business of the Company or any of its clients, licensees, or affiliates, the use or disclosure of which might reasonably be construed to be contrary of the interests of the Company. Executive further agrees not to use, disclose, deliver, reproduce, or in any way allow any such trade secrets, confidential information, knowledge, data, or other

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Proprietary Company Information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company. Nothing herein or in any other agreement between the Company and the Executive is intended or shall be construed to limit Executive’s ability to communicate with any governmental agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency.

6.	Non-Disparagement

Executive further agrees that he will not in any way disparage or make negative, disparaging, or derogatory comments or statements, whether written or unwritten, about the Company, its employees, officers, directors, or shareholders, or its reputation or services. The Company agrees that it’s directors and officers will not in any way disparage or make negative, disparaging, or derogatory comments or statements, whether written or unwritten, about the Executive or his reputation or services. Nothing in this paragraph (or otherwise in this Agreement) is intended or shall be construed to suggest or imply that Executive or the Company cannot provide truthful information in response to a government investigation, a court and/or administrative agency-issued subpoena, or other valid legal process.

7.	Re-Employment

Executive understands, acknowledges, and agrees that the Company has no obligation whatsoever to reinstate, recall, reemploy, or rehire Executive to any position with the Company and that Executive agrees not to seek reinstatement, recall, re-employment, or rehire with the Company. Executive acknowledges and agrees that any actions taken pursuant to this provision cannot be used to, and shall not, establish the existence of or constitute any retaliation by Company or its agents.

8.	Older Workers Benefit Protection Act

The Company and Executive intend for this Agreement to comply with the Older Workers’ Benefit Protection Action of 1990 (29 U.S.C. Section 626), as amended. Accordingly, Executive acknowledges and represents as follows:

(a)    Executive waives any rights or claims he may have, including but not limited to those under the United States Age Discrimination in Employment Act (“ADEA”), knowingly and voluntarily and in exchange for the consideration of value to which Executive would not otherwise have been entitled, as set forth in this Agreement.

(b)    Executive has been advised by the Company to consult an attorney before Executive signs this Agreement.

(c)    Executive has been given a period of at least twenty-one (21) days within which to consider this Agreement. Executive understands and acknowledges that, at his option alone, this Agreement may be executed prior to the expiration of the twenty-one (21) day period.

(d)    Executive has been informed by the Company that Executive may revoke this Agreement during a period of seven (7) days after signing it by providing written notice of such revocation to Dorman Products, Inc. – Attention: Vice President, Human Resources, 3400 East Walnut Street, Colmar, PA 18915, which is received prior to the end of the seven (7) day period and that the Agreement shall not become effective or enforceable until the revocation period has expired without Executive having exercised this right of revocation.

(e)    Executive has carefully read and fully understands all provisions of this Agreement, which includes a full release and waiver by Executive of any and all claims.

(f)    Executive has signed this Agreement knowingly and voluntarily and understands that Executive is not waiving or releasing any claims that may arise after the date this Agreement is executed.

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9.	Duty of Cooperation

Executive agrees to make himself reasonably available to and cooperate with the Company and its attorneys with respect to any business issues or legal proceedings that the Company believes, in its sole discretion, may be in any way related to his employment with the Company or to matters in which he was involved or has knowledge. Such cooperation encompasses Executive’s assistance with matters preliminary to the instigation of any legal proceedings and assistance during and throughout any litigation, administrative, or legal proceeding, including, but not limited to, participating in any fact-finding efforts or investigation, speaking with the Company’s attorneys, testifying in depositions, testifying at hearings or at trial, and assisting with any post-litigation matter or appeal. Nothing in this Paragraph should be construed as suggesting or implying in any way that Executive should testify untruthfully. The Company shall make reasonable efforts to minimize disruption of the Executive’s other business activities. The Company will reimburse Executive for the reasonable expenses, if any, for travel, or other direct costs (including, without limitation, pre-approved legal fees, such approval not to be unreasonably withheld or delayed) incurred by Executive associated with that cooperation.

10.	Governing Law

The construction, interpretation, and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules.

11.	Successors and Assigns; Third Party Beneficiaries

This Agreement, and all portions hereof, shall inure to the benefit of and be binding upon Executive and Executive’s heirs, administrators, representatives, executors, successors, beneficiaries, and assigns (only as agreed to by Company), and shall also inure to the benefit of the Company’s successors and assigns. The Releasees are intended third party beneficiaries of this Agreement.

12.	Non-Admission of Liability; Complete Defense to All Claims

The execution of this Agreement shall not be deemed an admission of, or imply any, liability or wrongdoing on behalf of the Company or any other Releasees. Executive acknowledges and agrees that this Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction or bar against, any action, suit, or other proceeding which Executive may institute, prosecute, or maintain with respect to any matter, occurrence, or thing covered by this Agreement.

13.	Tax Treatment – Section 409A

The parties intend that all payments and benefits made under this Agreement are exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, including regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”). The intent is that none of these payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities in this Agreement will be interpreted to be so exempt or to so comply. Executive understands that in no event will the Company reimburse the Executive for any taxes or other penalties that may be imposed on Executive as a result of Section 409A. Each payment in a series of payments to be made under this Agreement is deemed to be a separate payment for purposes of Section 409A.

14.	Captions

Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

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15.	Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original. Delivery of a facsimile or electronic copy of an executed counterpart shall be as effective as a delivery of a manually executed counterpart of this Agreement.

16.	Severability/No Modification/Entire Agreement

This Agreement, along with the Employment Agreement (which is incorporated herein) and the Consulting Agreement (which is incorporated herein), constitutes the entire agreement between the parties and fully supersedes any and all prior agreements or understandings pertaining to the subject matter thereof. No other promises or agreements exist that are not contained herein. In the event that any provision(s), or portion(s) thereof, of this Agreement, is determined to be illegal, unenforceable, or prohibited by applicable law, the remainder of this Agreement shall not be affected thereby and each remaining portion shall continue to be valid, effective and enforceable to the fullest extent permitted by applicable law. This Agreement may be modified or amended only in a writing signed by both parties.

[Signature Page Follows]

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In witness whereof, the parties have duly executed this Agreement as of the respective dates below set forth.

/s/ Mathias J. Barton			Michael P. Ginnetti
Mathias J. Barton			Witness

/s/ Michael P. Ginnetti
Print Witness Name

10/25/2018			10/25/18
Date			Date

DORMAN PRODUCTS, INC.

By:	/s/ Thomas J. Knoblauch		10/25/18
	Name:	Thomas J. Knoblauch	Date
	Title:	Asst. Secretary SVP General Counsel

[SIGNATURE PAGE TO TRANSITION AGREEMENT]

EXHIBIT A

WAIVER AND RELEASE OF ALL CLAIMS

In accordance with the Transition Agreement entered into by and between DORMAN PRODUCTS, INC., a Pennsylvania Corporation (the “Company”), and MATHIAS J. BARTON, on behalf of himself, and his heirs, estate, executors, administrators, representatives, successors and assigns (hereinafter collectively referred to as “Executive”) dated as of October 25, 2018 (the “Agreement”), and in consideration of the payments to be made and benefits to be provided by the Company to Executive thereunder:

(a)    Executive fully, finally, and forever waives and releases any and all claims that Executive has or may have against the Company, its past, present, and future parents, subsidiaries, affiliates, related companies, successors, assigns, shareholders, officers, directors, agents, representatives, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them (collectively, the “Releasees”), based on any claim or cause of action arising at any time prior to and including the date that Executive signs this waiver and release (Exhibit A).

(b)    Executive represents, warrants and covenants that Executive has not filed any complaints, charges or lawsuits against any Releasees. Executive agrees further that Executive will terminate with prejudice any and all pending legal actions, complaints, suits or charges that Executive has made or instituted against any and all Releasees based on any claim, matter or thing arising at any time prior to and including the date Executive signs this waiver and release (Exhibit A).

(c)    Executive, on behalf of Executive and his heirs, executors, estate, administrators and assigns, hereby unconditionally and generally releases and discharges Releasees, and each and every one of them, of and from all actions, causes of action in law or equity, claims, suits, debts, liens, contracts, agreements, promises, liability, damages, loss or expense, and demands of any nature whatsoever, known or unknown, foreseen or unforeseen, fixed or contingent (hereinafter, collectively, “Claims”), which Executive has or may have against Releasees, and/or any of them, arising at any time prior to and including the date Executive signs this waiver and release (Exhibit A); further including, without limitation, any and all Claims which relate directly or indirectly to Executive’s employment with the Company and Executive’s separation from that employment; and further including, without limitation, Claims related to salary, bonuses, commissions, stock, stock options, or any other ownership or equity interest in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; and further including, without limitation, Claims, whether statutory, at common law or otherwise, for wrongful termination of employment, retaliation (including whistleblower Claims), breach of contract, detrimental reliance, promissory estoppel, infliction of emotional distress, defamation, fraud, breach of covenant of good faith and fair dealing, misrepresentation or any other tort, and Claims under the laws of the United States, the Commonwealth of Pennsylvania, or any other state; and further including, without limitation, Claims under the Family and Medical Leave Act, Employee Retirement Income Security Act, the Racketeer Influence and Corrupt Organizations Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, or qui tam claims under the False Claims Act, or Claims for discrimination based upon sex, race, age, national origin, religion, handicap, disability, or other protected status, or for retaliation, including, without limitation, Claims based on Title VII of the United States Civil Rights Act of 1964, Section 1981 of U.S.C. Title 42, the Equal Pay Act, the United States Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the United States Age Discrimination in Employment Act, the Pennsylvania Human Relations Act; and any Claims under any other law, local, state or federal, pertaining to employment or the relationship between employer and employee; provided, however, that this release and waiver of Claims shall not apply to any rights or Claims that are not waivable as a matter of law.

(d)    Executive represents, warrants and covenants that Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claims against any Releasee or any portion thereof or interest therein.

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(e)    Executive waives any right to become, and promises not to become, a member of any class or collective action proceeding or case against the Company or any Releasee based on any Claim that arises prior to the date Executive signs this waiver and release (Exhibit A).

(f)    This waiver and release of Claims shall not apply to Executive’s Claims for workers’ compensation or unemployment compensation benefits or to any legal action seeking to challenge the validity of, or to enforce, this waiver and release (Exhibit A).

(g)    Executive understands and agrees that nothing in this waiver and release (Exhibit A) is intended to, or shall, interfere with or affect Executive’s right to participate or cooperate in any federal, state, or local administrative or government agency (such as the Equal Employment Opportunity Commission, Securities and Exchange Commission, Department of Labor or National Labor Relations Board) proceeding or investigation or to file a charge or claim with such an agency. Executive agrees that Executive waives, and shall not be entitled to any recovery, relief, or monetary award in connection with any such charge, claim, or proceeding, regardless of who filed or initiated the charge, claim, or proceeding (including, without limitation, any charge, claim, or proceeding filed or initiated by a government agency or other third party), except to the extent, if any, that such waiver is prohibited by law. Notwithstanding the foregoing, this waiver and release does not limit Executive’s right to receive an award for information provided to the Securities and Exchange Commission.

Older Workers Benefit Protection Act

The Company and Executive intend for this waiver and release (Exhibit A) to comply with the Older Workers’ Benefit Protection Action of 1990 (29 U.S.C. Section 626), as amended. Accordingly, Executive acknowledges and represents as follows:

(a)    Executive waives any rights or Claims he may have, including but not limited to those under the United States Age Discrimination in Employment Act (“ADEA”), knowingly and voluntarily and in exchange for the consideration of value to which Executive would not otherwise have been entitled, as set forth in the Agreement.

(b)    Executive has been advised by the Company to consult an attorney before Executive signs this waiver and release (Exhibit A).

(c)    Executive has been given a period of at least twenty-one (21) days within which to consider this waiver and release (Exhibit A). Executive understands and acknowledges that, at his option alone, this waiver and release (Exhibit A) may be executed prior to the expiration of the twenty-one (21) day period.

(d)    Executive has been informed by the Company that Executive may revoke this waiver and release (Exhibit A) during a period of seven (7) days after signing it by providing written notice of such revocation to Dorman Products, Inc. – Attention: Vice President, Human Resources, 3400 East Walnut Street, Colmar, PA 18915, which is received prior to the end of the seven (7) day period and that the waiver and release (Exhibit A) shall not become effective or enforceable until the revocation period has expired without Executive having exercised this right of revocation.

(e)    Executive has carefully read and fully understands all provisions of this waiver and release (Exhibit A), which includes a full release and waiver by Executive of any and all claims.

(f)    Executive has signed this waiver and release (Exhibit A) knowingly and voluntarily and understands that Executive is not waiving or releasing any Claims that may arise after the date this waiver and release (Exhibit A) is executed.

Any undefined terms used herein shall have the meaning set forth in the Agreement.

[Signature Page Follows]

A-2	Executive’s Initials: _____

Mathias J. Barton	Witness

Print Witness Name

Date	Date

[SIGNATURE PAGE TO EXHIBIT A – WAIVER AND RELEASE OF ALL CLAIMS]

EXHIBIT B

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (the “Agreement”) is made this     day of         , 2019 by and between DORMAN PRODUCTS, INC., a Pennsylvania corporation, for itself and on behalf of its subsidiaries and affiliates (the “Company”), and MATHIAS J. BARTON (“Consultant”).

WHEREAS, the Consultant has resigned as an officer and as an employee of the Company and as an officer, director and from any other positions held by Executive in the Company’s subsidiaries effective at the close of business on December 31, 2018;

WHEREAS, the Company desires to retain Consultant to provide consulting services as described herein through December 31, 2019 or the earlier termination of this Agreement, in order to retain Consultant’s experience and expertise with respect to the Company and to provide an orderly transition; and

WHEREAS, Consultant is willing to perform such consulting services.

NOW THEREFORE, the parties agree as follows:

1.

Term. The term of this Agreement (“Term”) shall be for the period beginning on January 1, 2019 (“Effective Date”) and ending on December 31, 2019, unless terminated earlier by either party pursuant to Section 8 of this Agreement.

2.	Services.

a.    During the Term of the Agreement, Consultant agrees to provide such advisory and transition services for the Company (the “Services”) as may be reasonably requested by the Board or the President and Chief Executive Officer of the Company (“CEO”) subject to the terms and conditions of this Agreement. Consultant shall at all times perform the Services in good faith and to the best of his ability.

b.     The Company and Consultant agree that the Services will be at a level that does not exceed 20% of the average level of services provided by Consultant as an employee of the Company over the 36-month period preceding his termination of employment, so that, for purposes of section 409A of the Internal Revenue Code, Consultant will have undergone a “separation from service” within the meaning of section 409A upon Consultant’s termination of employment with the Company on December 31, 2018.

3.

Independent Contractor. Consultant is performing the Services pursuant to this Agreement as an independent contractor and not as an employee, agent, partner of or joint venturer with the Company. Consultant will not have authority to bind or obligate the Company in any manner. The sole interest of the Company is to assure that the Services will be provided in a competent, efficient, and satisfactory manner. Consultant will be solely responsible for the payment of all taxes imposed on any compensation payable in respect of the Services and shall indemnify and hold harmless the Company for Consultant’s failure to timely remit such taxes to the appropriate taxing authorities. Consultant shall not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit or compensation plan by reason of Consultant’s Services pursuant to this Agreement. If for any reason Consultant’s status is re-characterized by a third party to constitute employee status, Consultant shall not be eligible to participate in or receive any benefit or right as a Company employee under any benefit or compensation plan of the Company with respect to the Services.

4.

Compensation and Expenses. As compensation in full for the Services provided by Consultant during the Term of this Agreement, the Company shall pay Consultant at the fixed rate of $50,000 per quarter (pro-rated for any partial quarter of service) payable on the last business day of each quarter (the “Consulting Consideration”). In addition, the Company shall reimburse Consultant for reasonably incurred business expenses in accordance with the Company’s expense reimbursement policy in effect from time to time. Obligations to pay fees and expense reimbursements incurred prior to the date of termination of this Agreement will survive termination of this Agreement.

5.

Developments. The Consultant acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, trade secrets, discoveries, improvements, ideas, writings and works for hire that relate to the business of the Company and its subsidiaries and affiliates (collectively, the “Company Group”) or that were developed or conceived using Company Group resources or that otherwise result from the Services and that alone or jointly with others the Consultant may conceive, make, develop or acquire during the Term (collectively, the “Developments”), are and shall remain the sole and exclusive property of the Company Group; and the Consultant hereby assigns to the Company Group all of his right, title and interest in all such Developments. The Consultant shall promptly and fully disclose all future Developments to the Board, and, at any time upon request and at the expense of the Company, shall execute, acknowledge and deliver to the Company Group all instruments that the Company Group shall prepare, give evidence, and take all other actions that are necessary or desirable in the reasonable opinion of the Company’s counsel, to enable the Company Group to file and prosecute applications for and to acquire, maintain and enforce all letters patent, trademark registrations or copyrights covering the Developments in all countries in which the same are deemed necessary.

6.

Enforcement. Consultant acknowledges and agrees that if he breaches any of his obligations under Section 5 of this Agreement (a “Default”), each Default shall cause immediate and irreparable harm to the Company in a manner which cannot be adequately compensated in monetary damages. As a result, the Company, and, to the extent appropriate, any other member of the Company Group shall be entitled, in addition to and not in lieu of any and all other remedies, to seek immediate injunctive relief to restrain any Default by Consultant or others acting in concert with Consultant. The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of all of its costs, expenses, and reasonable attorneys’ fees incurred in any enforcement proceeding in which he or it prevails in whole or in part.

7.

Compliance with Law & Policies. Consultant agrees to comply with all laws applicable to provision of the Services, including the payment of taxes and similar obligations. Consultant further agrees to abide by the Company’s “Values and Standards of Business Conduct” or other written policies of the Company with respect to the provision of the Services.

8.

Termination. Either party may terminate this Agreement immediately upon the occurrence of any of the following: (i) the other party breaches any provision of this Agreement and, after receiving written notice of the breach, fails to correct the breach within ten days of receipt of such notice; or (ii) Consultant dies, becomes disabled or otherwise becomes incapable of performing the Services.

9.

Return of Company Property. Promptly upon termination of this Agreement, and earlier if requested by the Company at any time, Consultant agrees to return to the Company all Company documents and property, which Consultant received, obtained or prepared, or helped to prepare, in connection with the Services. Consultant shall not remove any Company property from the Company’s premises without written authorization from the Company.

10.

Cooperation. In connection with any and all claims, disputes, negotiations, investigations, lawsuits or administrative proceedings involving the Company, Consultant agrees to make himself available, upon reasonable notice from the Company and without the necessity of subpoena, to provide information or documents, provide declarations or statements to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters. Nothing in this Paragraph should be construed as suggesting or implying in any way that Consultant should testify untruthfully. The Company shall make reasonable efforts to minimize disruption of the Consultant’s other business activities. The Company will reimburse Consultant for the reasonable expenses, if any, for travel, or other direct costs (including, without limitation, pre-approved legal fees, such approval not to be unreasonably withheld or delayed) incurred by Consultant associated with that cooperation.

11.

Consultant’s Warranty. Consultant warrants that his performance of the Services and other obligations under this Agreement will not violate any existing contractual and/or legal obligations and that he will not enter into any other agreement that is in conflict with Consultant’s obligations under this Agreement. Consultant also warrants that he will not have nor enter into a conflict of interest between the interests of Company and that of a third party or Consultant as a result of the execution of this Agreement and the performance of the obligations herein.

12.	General.

(a)

This Agreement, along with the Transition Agreement (which is incorporated herein), constitutes the entire agreement between the parties and fully supersedes any and all prior agreements or understandings pertaining to the subject matter thereof.

(b)	The construction, interpretation, and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules.

(c)	This Agreement may be modified or amended only in a writing signed by both parties.

(d)

All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

(e)

In the event that any provision(s), or portion(s) thereof, of this Agreement, is determined to be illegal, unenforceable, or prohibited by applicable law, the remainder of this Agreement shall not be affected thereby and each remaining portion shall continue to be valid, effective and enforceable to the fullest extent permitted by applicable law.

(f)

Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

(g)

This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original. Delivery of a facsimile or electronic copy of an executed counterpart shall be as effective as a delivery of a manually executed counterpart of this Agreement.

(h)	The representations and agreements set forth in Sections 5 and 6 and 10 through 12 of this Agreement shall survive the termination of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have duly executed this Agreement as of the respective dates below set forth.

Mathias J. Barton	Witness

Print Witness Name

Date	Date

DORMAN PRODUCTS, INC.

By:
Name:	Date
Title:

[SIGNATURE PAGE TO CONSULTING SERVICES AGREEMENT]